Exhibit 99.1

ProKidney Corp. Completes Domestication from the Cayman Islands to Delaware

WINSTON-SALEM, N.C., July 1, 2025 – ProKidney Corp. (Nasdaq: PROK) (“ProKidney” or the “Company"), a leading late clinical-stage cellular therapeutics company focused on chronic kidney disease (CKD), today announced the completion of the domestication process to change the jurisdiction of incorporation of the Company from the Cayman Islands to Delaware. The domestication was approved by shareholders of the Company at its Annual General Meeting held on May 29, 2025. Effective as of July 1, 2025, each (i) Class A ordinary share automatically converted into one share of Class A common stock of ProKidney Corp., a Delaware corporation and (ii) each Class B ordinary share automatically converted into one share of Class B common stock of ProKidney. ProKidney common stock will begin trading on July 2, 2025, and the Company's trading symbol on the Nasdaq Stock Market will remain unchanged as "PROK." The Company’s CUSIP number relating to its Class A common stock changed to 74291D 104. The Company does not anticipate any impact to day-to-day business operations as a result of the domestication.

Further details of the domestication will be disclosed on a Current Report on Form 8-K that will be filed with U.S. Securities and Exchange Commission (the "SEC") on the Company's website and at www.sec.gov.

About ProKidney Corp.
ProKidney, a pioneer in the treatment of chronic kidney disease through innovations in cellular therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, rilparencel (also known as REACT®), is a first-in-class, patented, proprietary autologous cellular therapy being evaluated in Phase 2 and Phase 3 studies for its potential to preserve kidney function in diabetic patients at high risk of kidney failure. Rilparencel has received Regenerative Medicine Advanced Therapy (RMAT) designation from the FDA. For more information, please visit www.prokidney.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. ProKidney’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the impact of the domestication. Factors that may impact the actual results and cause them to differ from those anticipated in any forward-looking statements include, but are not limited to: disruptions to our business or that may otherwise materially harm our results of operations or financial condition as a result of our planned domestication to the United States; the inability to maintain the listing of the Company’s Class A common stock on Nasdaq; the inability of the Company’s Class A common stock to remain included in various indices and the potential negative impact on the trading price of the Class A common stock if excluded from such indices; the inability to implement business plans, forecasts, and other expectations or identify and realize additional opportunities, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry; the risk that results of the Company’s clinical trials may not support approval; the risk that the FDA could require additional studies before approving the Company’s drug candidates; the inability of the Company to raise financing in the future; the inability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the Company to identify, in-license or acquire additional technology; the inability of Company to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney diseases; the size and growth potential of the markets for the Company’s products, if approved, and its ability to serve those markets, either alone or in partnership with others; the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s intellectual property rights; uncertainties inherent in cell therapy research and development, including the actual time it takes to initiate and complete clinical studies and the timing and content of decisions made by regulatory authorities; the fact that interim results from our clinical programs may not be indicative of future results; the impact of geo-political conflict on the Company’s business; and other risks and uncertainties included under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company cautions readers that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:

ProKidney
Ethan Holdaway
Ethan.Holdaway@prokidney.com

LifeSci Advisors, LLC
Daniel Ferry
Daniel@lifesciadvisors.com